Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-137400 on Form S-4 of our report dated June 27, 2005 related to the financial statements of the Savings Trust for Employees of Fidelity Federal Bank & Trust for the year ended December 31, 2004 appearing in the Annual Report on Form 11-K of the Savings Trust for Employees of Fidelity Federal Bank & Trust for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
West Palm Beach, Florida
January 5, 2007

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